                                                                     EXHIBIT N.7

       MARKET SHARES FOR GAS COMPANIES IN ILLINOIS AND BORDERING STATES
                (COMPANIES LISTED IN ORDER OF CUSTOMERS SERVED)


                             [GRAPH APPEARS HERE]

                                  EXHIBIT N-7

       MARKET SHARES FOR GAS COMPANIES IN ILLINOIS AND BORDERING STATES
                          COMPANIES SORTED BY REVENUE

                                              Revenue                    Share of      Cumulative
Holding Company                           (millions of $)      Rank       Total           Share
-----------------------------------------------------------------------------------------------
Columbia Energy Group, Inc.                      2,282            1        18.6%          18.6%
Nicor, Inc.                                      1,731            2        14.1%          32.6%
Peoples Energy Corp.                             1,238            3        10.1%          42.7%
Southern Union Co.                                 882            4         7.2%          49.9%
NiSource, Inc.                                     772            5         6.3%          56.1%
Wicor, Inc.                                        537            6         4.4%          60.5%
MidAmerican Energy Holdings Co.                    536            7         4.4%          64.9%
Indiana Energy, Inc.                               528            8         4.3%          69.2%
Northern States Power Co.                          505            9         4.1%          73.3%
Atmos Energy Corp.                                 502           10         4.1%          77.3%
Cinergy Corp.                                      496           11         4.0%          81.4%
Alliant Energy Corp.                               408           12         3.3%          84.7%
ILLINOVA CORP.                                     354           13         2.9%          87.6%
UtiliCorp United, Inc.                             276           14         2.2%          89.8%
Ameren Corp.                                       250           15         2.0%          91.8%
LG&E Energy Corp.                                  231           16         1.9%          93.7%
Cilcorp, Inc.                                      219           17         1.8%          95.5%
WPS Resources Corp.                                211           18         1.7%          97.2%
Madison Gas & Electric Co.                         108           19         0.9%          98.1%
SIGCORP, Inc.                                       86           20         0.7%          98.8%
Wisconsin Fuel & Light Co.                          51           21         0.4%          99.2%
Delta Natural Gas Co., Inc.                         39           22         0.3%          99.5%
Minnesota Power, Inc.                               14           23         0.1%          99.6%
Midwest Bottle Gas Co.                               9           24         0.1%          99.7%
Illinois Gas Co.                                     9           25         0.1%          99.8%
St. Joseph Light & Power Co.                         6           26         0.0%          99.8%
Consumers Gas Co.                                    5           27         0.0%          99.9%
Master Gas Service Co.                               4           28         0.0%          99.9%
St. Croix Valley Natural Gas Co., Inc.               4           29         0.0%          99.9%
Indiana Utilities Corp.                              3           30         0.0%         100.0%
Mount Carmel Public Utility Co.                      3           31         0.0%         100.0%
Natural Gas, Inc.                                    2           32         0.0%         100.0%
Fidelity Natural Gas, Inc.                           1           33         0.0%         100.0%

Total                                           12,299

                                  EXHIBIT N-7

       MARKET SHARES FOR GAS COMPANIES IN ILLINOIS AND BORDERING STATES
                          COMPANIES SORTED BY ASSETS


                                              Assets                     Share of      Cumulative
Holding Company                           (millions of $)      Rank       Total           Share
---------------------------------------------------------------------------------------------------
Nicor, Inc.                                       2,956           1        15.8%          15.8%
Columbia Energy Group, Inc.                       2,424           2        13.0%          28.8%
Peoples Energy Corp.                              2,083           3        11.2%          40.0%
Southern Union Co.                                1,518           4         8.1%          48.1%
NiSource, Inc.                                    1,230           5         6.6%          54.7%
UtiliCorp United, Inc.                              954           6         5.1%          59.8%
Indiana Energy, Inc.                                847           7         4.5%          64.4%
Wicor, Inc.                                         787           8         4.2%          68.6%
MidAmerican Energy Holdings Co.                     769           9         4.1%          72.7%
Cinergy Corp.                                       739          10         4.0%          76.6%
Atmos Energy Corp.                                  684          11         3.7%          80.3%
ILLINOVA CORP.                                      634          12         3.4%          83.7%
Northern States Power Co.                           608          13         3.3%          87.0%
Alliant Energy Corp.                                495          14         2.7%          89.6%
Ameren Corp.                                        447          15         2.4%          92.0%
Cilcorp, Inc.                                       383          16         2.1%          94.1%
LG&E Energy Corp.                                   335          17         1.8%          95.9%
WPS Resources Corp.                                 231          18         1.2%          97.1%
Madison Gas & Electric Co.                          167          19         0.9%          98.0%
SIGCORP, Inc.                                       134          20         0.7%          98.7%
Delta Natural Gas Co., Inc.                         106          21         0.6%          99.3%
Wisconsin Fuel & Light Co.                           57          22         0.3%          99.6%
Midwest Bottle Gas Co.                               15          23         0.1%          99.7%
Minnesota Power, Inc.                                14          24         0.1%          99.7%
Illinois Gas Co.                                     12          25         0.1%          99.8%
St. Joseph Light & Power Co.                          7          26         0.0%          99.8%
Consumers Gas Co.                                     6          27         0.0%          99.9%
Fidelity Natural Gas, Inc.                            5          28         0.0%          99.9%
Master Gas Service Co.                                5          29         0.0%          99.9%
Indiana Utilities Corp.                               4          30         0.0%          99.9%
Mount Carmel Public Utility Co.                       4          31         0.0%         100.0%
St. Croix Valley Natural Gas Co., Inc.                4          32         0.0%         100.0%
Natural Gas, Inc.                                     2          33         0.0%         100.0%

Total                                            18,665

                                  EXHIBIT N-7

       MARKET SHARES FOR GAS COMPANIES IN ILLINOIS AND BORDERING STATES
                    COMPANIES SORTED BY NUMBER OF CUSTOMERS

                                            Customers                  Share of      Cumulative
Holding Company                            (thousands)        Rank       Total         Share
-----------------------------------------------------------------------------------------------
Columbia Energy Group, Inc.                      1,940           1       15.7%        15.7%
Nicor, Inc.                                      1,848           2       15.0%        30.7%
Southern Union Co.                                 988           3        8.0%        38.7%
Peoples Energy Corp.                               963           4        7.8%        46.5%
UtiliCorp United, Inc.                             786           5        6.4%        52.9%
NiSource, Inc.                                     688           6        5.6%        58.5%
MidAmerican Energy Holdings Co.                    612           7        5.0%        63.4%
Wicor, Inc.                                        513           8        4.2%        67.6%
Atmos Energy Corp.                                 501           9        4.1%        71.7%
Indiana Energy, Inc.                               477          10        3.9%        75.5%
Cinergy Corp.                                      453          11        3.7%        79.2%
Northern States Power Co.                          443          12        3.6%        82.8%
ILLINOVA CORP.                                     394          13        3.2%        86.0%
Alliant Energy Corp.                               380          14        3.1%        89.1%
Ameren Corp.                                       294          15        2.4%        91.4%
LG&E Energy Corp.                                  281          16        2.3%        93.7%
WPS Resources Corp.                                218          17        1.8%        95.5%
Cilcorp, Inc.                                      200          18        1.6%        97.1%
Madison Gas & Electric Co.                         106          19        0.9%        98.0%
SIGCORP, Inc.                                      106          20        0.9%        98.8%
Wisconsin Fuel & Light Co.                          48          21        0.4%        99.2%
Delta Natural Gas Co., Inc.                         37          22        0.3%        99.5%
Minnesota Power, Inc.                               11          23        0.1%        99.6%
Illinois Gas Co.                                    10          24        0.1%        99.7%
Midwest Bottle Gas Co.                              10          25        0.1%        99.8%
St. Joseph Light & Power Co.                         6          26        0.1%        99.8%
Consumers Gas Co.                                    6          27        0.0%        99.9%
St. Croix Valley Natural Gas Co., Inc.               5          28        0.0%        99.9%
Master Gas Service Co.                               4          29        0.0%        99.9%
Mount Carmel Public Utility Co.                      4          30        0.0%       100.0%
Indiana Utilities Corp.                              2          31        0.0%       100.0%
Natural Gas, Inc.                                    2          32        0.0%       100.0%
Fidelity Natural Gas, Inc.                           0          33        0.0%       100.0%

Total                                           12,335